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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
  Explorer Institutional Trust:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services -- Custodian and Independent Accountants" in the Statement of Additional Information.

                                      /s/ KPMG Peat Marwick LLP

Chicago, Illinois
April 24, 1998